EXHIBIT 11.1(b)

KERZNER INTERNATIONAL LIMITED

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

DATED AS OF AUGUST 10, 2004

I.                                        PURPOSE

The Audit Committee is a committee of the Board of Directors.  The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the integrity of (i) the financial information which will be provided to the stockholders and others, (ii) the system of disclosure controls and (iii) the system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established. The Audit Committee is also responsible for overseeing the Company’s compliance with legal and regulatory requirements (in conjunction with the Compliance Committee), the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function, the independent auditor and the overall audit process.  The independent auditor is ultimately accountable and reports directly to the Audit Committee.  The Audit Committee has the sole authority and is directly responsible for the selection, evaluation, oversight and, where appropriate, replacement of the independent auditor (or the nomination of the independent auditor to be proposed for stockholder approval.)

The Audit Committee will be responsible for preparing the audit committee report required by the rules of the Securities and Exchange Commission (SEC) to be included in the Company’s annual report.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Sections III-VI of this Charter.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally acceptable accounting principles and applicable rules and regulations.  These are the responsibility of management and the independent auditor.

II.                                    COMPOSITION AND COMPENSATION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, that in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Any disallowed compensatory arrangement shall, per se, disqualify a director from serving on the Company’s Audit Committee.  In addition, each member of the Audit Committee shall meet the independence and expertise requirements set forth in the New York Stock Exchange Listing Standards, as modified or supplemented.

All members of the Audit Committee shall be financially literate (i.e. have a working familiarity with basic finance and accounting practices), as determined by the Board in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.  The Board shall determine whether at least one member of the Audit Committee qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulators.  The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as may required by the SEC.

The members of the Audit Committee shall be elected and may be replaced by the Board.  Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The duties and responsibilities of a member of the Audit Committee are in addition to those duties of such member as a member of the Board.

No member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair such director’s ability to serve effectively on the Audit Committee and such determination is disclosed in the Company’s annual report.

No member of the Audit Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board (including the Audit Committee) or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior services that is not contingent on future services on the Board.

III.                                CONTINUOUS ACTIVITIES – GENERAL

The Audit Committee shall:

1.                                       Provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit function and the Board.

2.                                       Encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

3.                                       Have the authority to obtain advice and assistance from outside legal, accounting, or other advisors as it deems appropriate to perform its duties and responsibilities, without having to obtain approval from the Board.

4.                                       In conjunction with the Company’s Compliance Committee, establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.  Ensure that the code is in compliance with all applicable rules and regulations.

5.                                       In conjunction with the Company’s Compliance Committee, review management’s monitoring of the Company’s compliance with the Code of Ethical Conduct, and ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

6.                                       Establish the appropriate funding for compensation to the independent auditor and to any advisers that the Audit Committee chooses to engage.

7.                                       Meet four times per year or more frequently as circumstances require.  The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. Each regularly scheduled meeting shall conclude with an executive session of the Audit Committee absent members of management and on such terms and conditions as the Audit Committee may elect.  As part of its job to foster open communication, the Audit Committee should meet periodically and separately with (i) management, (ii) the director of the internal auditing function and (iii) the independent auditors in executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

8.                                       Confirm and assure the independence of the independent auditor.  With respect to the independence of the independent auditor, the Audit Committee must:

(a)                                  Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating i) all relationships between the independent auditor and the Company (which must comply with Independence Standards Board Standard No. 1, as may be modified or supplemented), ii) the independent auditors’ internal quality-control procedures and iii) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the independent auditors, and any steps taken to deal with any such issues;

(b)                                 Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor;

(c)                                  Consider whether, in order to assure the continuing independence of the independent auditors, there should be regular rotation of the lead and reviewing audit partners (in addition to the rotation every five years required pursuant to Section 10A(j) of the Exchange Act) or of the independent audit firm;

(d)                                 Based upon the information provided and ascertained pursuant to Sections 8(a) through (c) above, the Committee shall evaluate the independent auditors’ qualifications, performance and independence (including a review and evaluation of the lead partner) and present its conclusions and recommendations to the Board.

9.                                       Instruct the independent auditor that the Board and the Audit Committee are the independent auditors’ clients.

10.                                 Review and approve the appointment, replacement, reassignment or dismissal of the director of the Company’s internal audit function and periodically review his or her performance.

11.                                 Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

12.                                 Consider and review with the independent auditor:

(a)                                  The adequacy of the Company’s internal controls including computerized information system controls, security, staffing levels and budgets, as well as the performance of the director of the Company’s internal audit function;

(b)                                 Related findings and recommendations of the independent auditor together with management’s responses; and

(c)                                  The material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

13.                                 Consider and review with management and the independent auditor:

(a)                                  Significant findings during the year, including the status of previous audit recommendations;

(b)                                 Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information, any accounting adjustments noted or proposed but passed as immaterial for other reasons, any communications between the outside audit team and the independent auditors’ national office and any management or internal control letters proposed but never issued by the independent auditor to the Company.  The Audit Committee shall be responsible for the resolution of disagreements among the Company’s management, the independent auditors and the internal auditors regarding financial reporting; and

(c)                                  The quality and adequacy of the Company’s internal controls, including reviewing any management internal control report, any significant internal control deficiencies or material weaknesses, any fraud involving management or others significantly involved in the Company’s internal controls and procedures and any changes implemented in light of material control deficiencies or weaknesses.

14.                                 Periodically, but not less than annually, assess the performance of the Audit Committee by consulting with independent auditors, internal auditors and Company counsel on how audit committee best practices relate to current Audit Committee practices, and institute appropriate change.

15.                                 Set guidelines for Audit Committee education and orientation to assure understanding of the business and the environment in which the Company operates and to report periodically to the Board as a result of the foregoing.

IV.                               CONTINUOUS ACTIVITIES REGARDING REPORTING: SPECIFIC POLICIES

1.                                       Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices including the following:

(a)                                  Selection of new or changes to accounting policies;

(b)                                 Estimates, judgments, and uncertainties;

(c)                                  Unusual transactions;

(d)                                 Accounting policies relating to significant financial statement items, including the presentation and timing of transactions and the period in which they were recorded.

2.                                       Ensure that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be adopted by management, including compliance with applicable SEC staff accounting bulletins and other regulatory or accounting initiatives.

3.                                       Inquire as to the independent auditors’ independent qualitative judgments about the appropriateness of the accounting principles, the consistency of the Company’s accounting policies, and the clarity and completeness of the Company’s financial statements and related disclosure practices (specifically with respect to “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) used or proposed to be adopted by management in connection with the independent auditors’ review of financial statements prior to filing its appropriate SEC forms. Involve, as appropriate, members of management including the President, CFO and legal counsel in the discussions.

4.                                       Determine, with regard to new transactions or events, the independent auditors’ reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

5.                                       In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).  Meet with representatives of the Disclosure Committee on a periodic basis to discuss any matters of concern arising from the Disclosure Committee’s process to assist the CEO and CFO in their Sarbanes-Oxley Act of 2002 Section 302 and 906 certifications.

6.                                       Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

7.                                       Review analyses prepared by management (and the independent auditor as noted in Section V, Item 3 below) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

8.                                       Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

9.                                       Review and approve all significant related party transactions.

10.                                 In conjunction with the Company’s Compliance Committee and Code of Business Conduct and Ethics, establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

11.                                 In conjunction with the Company’s Compliance Committee and Code of Business Conduct and Ethics, establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

12.                                 Review earnings press releases with management, including review of  “non-GAAP financial measures” as defined by Regulation G.

13.                                 Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management’s response.

V.                                   SCHEDULED ACTIVITIES

1.                                       Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work.  Review the performance of the independent auditors. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise, and consider whether the auditors’ performance of permissible non-audit services is compatible with the auditors’ independence.

2.                                       Review with the independent auditor any problems or difficulties and management’s response.

3.                                       In connection with the annual and quarterly review by the independent auditors of the Company’s financial statements, review the independent auditors’ attestation and report on management’s internal control report and hold timely discussions with the independent auditors regarding the matters required to be discussed by Statement on Auditing Standards No. 61, including the following:

•                  critical accounting policies and practices.

•                  alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•                  other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted audit differences; and

•                  an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

4.                                       Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002).  This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.  Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

5.                                       Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

6.                                       Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor.

7.                                       Review with management and the independent auditor the results of annual audits and related comments in consultation with other committees as deemed appropriate including:

(a)                               The Company’s audited annual financial statements and related footnotes;

(b)                              The independent auditors’ audit of, and report on the financial statements;

(c)                               Any significant changes required in the independent auditors’ audit plans;

(d)                              Any difficulties or disputes with management encountered during the course of the audit; and

(e)                                  Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

8.                                       Review annual filings with the SEC and other published documents containing the Company’s financial statements and consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 20-F filing with the SEC. Review and discuss with management the Company’s annual and quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

9.                                       Review the interim financial reports with management and the independent auditor before those interim reports are released to the public or filed with the SEC or other regulators.

10.                                 Arrange for the independent auditor to be available to the full Board at least annually to help provide a basis for the Board to recommend the appointment of the independent auditor.

11.                                 Set guidelines for review of stock exchange certifications and SEC  disclosure requirements related to the Audit Committee.

12.                                 Obtain from the Independent Auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

13.                                 Review and update this Audit Committee Charter periodically.

14.                                 Prepare the report that the SEC requires be included in the Company’s annual report.

VI.                               “WHEN NECESSARY” ACTIVITIES

1.                                       Review periodically with Company counsel, legal and regulatory matters that may have a material impact on the Company’s financial statements, compliance policies and programs.

2.                                       Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.  The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation or in discharging its responsibilities.

3.                                       Perform any other activities consistent with this Charter, the Company’s Memorandum and Articles of Association, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

4.                                       Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

5.                                       Discuss policies with respect to risk assessment and risk management.  Such discussions should include the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

6.                                       Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

7.                                       Discuss with management financial information and earnings guidance provided to analysts and rating agencies.  Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).